UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 29, 2015

STANDARD METALS PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Walnut Street, Gadsden, Alabama 35901
(Address of principal executive offices)

(888) 960-7347

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, “we,” “us,” “our,” and the “Company” refers to Standard Metals Processing, Inc. and its wholly owned subsidiary Tonopah Milling and Metals Group, Inc. (and its wholly owned subsidiaries Tonopah Custom Processing, Inc. and Tonopah Resources, Inc.)

Item 8.01	Other Events.

Completion of New Production Well at Tonopah Processing Facility Site.

Standard Metals Processing, Inc. published a press release announcing the new production well installation at its Tonopah processing facility site was successfully completed on January 29, 2015.

The existing water rights on the property utilize two wells (points of diversion). We obtained drilling permit number 84358 from the Nevada Department of Water Resources (“NDWR”) to move the point of diversion of one of our existing wells and allow the drilling and installation of our new production well.

The historic production well has not been used in recent years and is too far away from our new production plant. We are moving the point of diversion closer to our proposed production plant site to provide a localized source of fresh water.

Bruce MacKay Pump and Well Service drilled the new well located within 600 ft. from where the production building will be located. The new well was drilled at a 14” diameter to a depth of 210 ft.

Interflow Hydrology Inc., a hydrogeologist, performed an electronic borehole log indicating the most productive zones of the new well to be between 82-106 ft. and 116-142 ft. Based on the hydrogeologist’s recommendation, 100 ft. of stainless steel screen below the surface was installed between 90-190 ft. The screen will provide the optimal constant refresh rate for the new well.

Before drilling, we had an original target for this new well to have a discharge rate of 70 gallons per minute (gpm) based on the data from surrounding wells. However, after air-lift well development, removing sediments, drilling mud and establishing a gravel pack gradation, we were able to achieve up to 300+ gpm intermittently.

After developing the well for two full days, the hydrogeologist recommended a continuous pumping rate of 210 gpm for our new well. A 7.5 hp pump capable of discharging 210 gpm was installed along with a totalizing meter completing the new production well installation. The increased production will provide sufficient water for the Company’s planned initial operations and should provide sufficient water for a level of expanded operations in the foreseeable future.

The old well (original point of diversion) from the operations in the 1980’s was also officially abandoned by removing the old pump, discharge pipes and filled with concrete, formally closing the well pursuant to the Nevada Division of Water Resources requirements.

Through the Company’s wholly owned subsidiary, Tonopah Custom Processing, Inc. (“TCP”), a Water Pollution Control Permit (“WPCP”) Application was filed with the Nevada Department of Environmental Protection (“NDEP”) Bureau of Mines and Mining Reclamation (“BMMR”) for the approval of the permits necessary for a small-scale mineral processing facility planned for the Tonopah Property. The plant will perform laboratory testing, pilot testing, and custom processing of precious metal ores and concentrates from mining industry clients. Processing of ore materials will employ standard mineral processing techniques including gravity concentration, froth flotation and chemical leaching and carbon stripping.

The WPCP must be approved prior to commencing the planned construction of our processing plant in Tonopah, Nevada. The completion of this well is a significant component of our WPCP application.

The press release issued by the Company announcing the completion of the well is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release issued by Standard Metals Processing, Inc. on February 5, 2015, “Standard Metals Processing, Inc. Successfully Completes New Water Well Drilling at Tonopah Facility Site”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2015	Standard Metals Processing, Inc.

	By:	/s/ Sharon L. Ullman
Sharon L. Ullman Chief Executive Officer